PLEDGE AGREEMENT

THIS PLEDGE AGREEMENT made as of this 10th day of October, 2017 (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), between ADMA BIOLOGICS, INC., a Delaware corporation (“Pledgor”), and WILMINGTON TRUST, NATIONAL ASSOCIATION, in its capacity as agent (“Agent”) for the Lender (as defined below) (in such capacity, together with its successors and assigns, “Pledgee”).

WHEREAS:

A.           Pursuant to that certain Credit Agreement, dated as of the date hereof (as amended, restated, supplemented and/or otherwise modified from time to time, the “Credit Agreement”), by and among Pledgor, ADMA Plasma Biologics, Inc., a Delaware corporation (“ADMA Plasma”), ADMA Bio Centers Georgia Inc., a Delaware corporation (“ADMA Bio Centers”), ADMA BioManufacturing, LLC, a Delaware limited liability company (“ADMA BioManufacturing” and together with Pledgor, ADMA Plasma and ADMA Bio Centers, each a “Borrower” and, collectively, the “Borrowers”), Marathon Healthcare Finance Fund, L.P. (the “Lender”) and Pledgee, the Lender has agreed to provide certain financial accommodations to Borrowers;

B.            Pledgor legally and beneficially owns the interests specified on Exhibit A hereto and the corporations, limited liability companies and other entities set forth on Exhibit A and each other corporation or other entity, the stock or other equity interests and securities of which are owned or acquired by Pledgor and described on an addendum hereto from time to time executed by Pledgor (on the form attached hereto as Exhibit B), and otherwise satisfactory to Agent and Lender, are referred to herein collectively as the “Pledge Entities”, and each a “Pledge Entity”; provided that the Pledgor represents and warrants that, as of the date hereof, the Pledge Entities specified on Exhibit A are the only Pledge Entities.

C.            Pursuant to a Security Agreement dated as of the date hereof by and among Pledgor, the other entities party thereto as “Debtors” and Pledgee (as the same may be amended, restated, modified or supplement and in effect from time to time, the “Security Agreement”), each of Pledgor and the other Borrowers has granted Pledgee, for its benefit and the benefit of the Lender, a first priority security interest in, lien upon and pledge of all of such Borrower’s rights in such Borrower’s Collateral (as defined in the Security Agreement and the other Collateral Documents).

D.           To induce the Lender to enter into the Credit Agreement and to make the financial accommodations available to Pledgor and each other Borrower under the Credit Agreement, and in order to secure the payment and performance by each Borrower of the Obligations, Pledgor has agreed to pledge to Pledgee, for the benefit of Lender, all of the capital stock and other equity interests and securities (the “Pledged Equity”) of the Pledge Entities now or hereafter owned or acquired by such Pledgor to secure the Obligations.

NOW, THEREFORE, in consideration of the premises and in order to induce the Lender to provide certain financial accommodations under the Credit Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Pledgor hereby agrees with Pledgee as follows:

1.             Defined Terms. Unless otherwise defined herein, all capitalized terms used herein shall have the meanings given them in the Credit Agreement.

2.             Pledge.

(a)          Pledgor hereby pledges, assigns, hypothecates, transfers, delivers and grants to Pledgee, for the benefit of Lender, a first lien on and first priority perfected security interest in (i) all of the Pledged Equity and other equity interests of the Pledge Entities now owned or hereafter acquired by such Pledgor (collectively, the “Pledged Interests”), (ii) any other shares of Pledged Equity hereafter pledged or referred to be pledged to Pledgee pursuant to this Agreement; (ii) all “investment property” as such term is defined in §9-102(a)(49) of the UCC (as defined below) with respect thereto; (iv) any “security entitlement” as such term is defined in § 8-102(a)(17) of the UCC with respect thereto; (v) all books and records relating to the foregoing; and (vi) all Accessions and Proceeds (as each is defined in the UCC) of the foregoing, including, without limitation, all distributions (cash, stock, or otherwise), dividends, stock dividends, securities, cash, instruments, rights to subscribe, purchase, or sell, and other property, rights, and interest that such Pledgor is at any time entitled to receive or is otherwise distributed in respect of, or in exchange for, any or all of the Pledged Collateral (as defined below), and without affecting the obligations of any Pledgor under any provision of the Security Agreement, in the event of any consolidation or merger in which any Pledgor is not the surviving corporation, all shares of each class or Pledged Equity of the successor entity formed by or resulting from such consolidation or merger (the collateral described in clauses (i) through (vi) of this Section 2 being collectively referred to as the “Pledged Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations. All of the Pledged Interests now owned by Pledgor which are presently represented by certificates are listed on Exhibit A hereto, which certificates, with undated assignments separate from certificates or stock/membership interest powers duly executed in blank by such Pledgor and irrevocable proxies, are being delivered to Pledgee simultaneously herewith. Upon the creation or acquisition of any new Pledged Interests, Pledgor shall execute an Addendum in the form of Exhibit B attached hereto (a “Pledge Addendum”). Any Pledged Collateral described in a Pledge Addendum executed by Pledgor shall thereafter be deemed to be listed on Exhibit A hereto. Pledgee shall maintain possession and custody of the certificates representing the Pledged Interests and any additional Pledged Collateral.

(b)          Each Pledged Interest consisting of either (i) a membership interest in a Person that is a limited liability company or (ii) a partnership interest in a Person that is a partnership (if any)and, in the case of clause (i) and (ii), (x) is not and will not be evidenced by a certificate and (2) is not and will not be deemed a “security” governed by Article 8 of the UCC.

3.             Representations and Warranties of Pledgors. Pledgor represents and warrants to Pledgee, and covenants to Pledgee, that:

(a)          Exhibit A sets forth (i) the authorized capital stock and other equity interests of each Pledge Entity, (ii) the number of shares of capital stock and other equity interests of each Pledge Entity that are issued and outstanding as of the date hereof, and (iii) the percentage of the issued and outstanding shares of capital stock and other equity interests of each Pledge Entity held by such Pledgor. Such Pledgor is the record and beneficial owner of, and has good and marketable title to, the Pledged Interests of such Pledgor, and such shares are and will remain free and clear of all pledges, liens, security interests and other encumbrances and restrictions whatsoever, except the liens and security interests in favor of Pledgee created by this Agreement (other than Liens in favor of Oxford Finance LLC, which shall be released on the Closing Date) and Permitted Liens;

(b)          Except as set forth on Exhibit A, there are no outstanding options, warrants or other similar agreements with respect to the Pledged Interests or any of the other Pledged Collateral;

(c)          This Agreement is the legal, valid and binding obligation of Pledgor, enforceable against Pledgor in accordance with its terms except to the extent that such enforceability is subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance and moratorium laws and other laws of general application affecting enforcement of creditors’ rights generally, or the availability of equitable remedies, which are subject to the discretion of the court before which an action may be brought;

(d)          The Pledged Interests have been duly and validly authorized and issued, are fully paid and non-assessable, and the Pledged Interests listed on Exhibit A constitute all of the issued and outstanding capital stock or other equity interests of the Pledge Entities;

(e)          No consent, approval or authorization of or designation or filing with any governmental or regulatory authority on the part of any Pledgor is required in connection with the pledge and security interest granted under this Agreement;

(f)           The execution, delivery and performance of this Agreement will not violate, in any material respect, any provision of any applicable law or regulation or of any order, judgment, writ, award or decree of any court, arbitrator or governmental authority, which are applicable to any Pledgor, or of the articles or certificate of incorporation, certificate of formation, bylaws or any other similar organizational documents of any Pledgor or any Pledge Entity or of any securities issued by any Pledgor or any Pledge Entity or of any mortgage, indenture, lease, contract, or other agreement, instrument or undertaking to which any Pledgor or any Pledge Entity is a party or which is binding upon any Pledgor or any Pledge Entity or upon any of the assets of any Pledgor or any Pledge Entity, and will not result in the creation or imposition of any lien, charge or encumbrance on or security interest in any of the assets of any Pledgor or any Pledge Entity, except as otherwise contemplated by this Agreement;

(g)          The pledge, assignment and delivery of the Pledged Interests and the other Pledged Collateral pursuant to this Agreement creates a valid first lien on and perfected first priority security interest in such Pledged Interests and Pledged Collateral and the proceeds thereof in favor of Pledgee, subject to no prior pledge, lien, mortgage, hypothecation, security interest, charge, option or encumbrance or to any agreement purporting to grant to any third party a security interest in the property or assets of Pledgor which would include the Pledged Interests or any other Pledged Collateral (other than Liens in favor of Oxford Finance LLC, which shall be released simultaneously with the purchase of the Notes on the Closing Date). Until this Agreement is terminated pursuant to Section 11 hereof, Pledgor covenants and agrees that it will defend, for the benefit of Pledgee, Pledgee’s right, title and security interest in and to the Pledged Interests, the other Pledged Collateral and the proceeds thereof against the claims and demands of all other persons or entities; and

(h)          No Pledgor nor any Pledged Entity (i) will become a person whose property or interests in property are blocked or subject to blocking pursuant to Section 1 of Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit or Support Terrorism (66 Fed. Reg. 49079(2001), (ii) will engage in any dealings or transactions prohibited by Section 2 of such executive order, or (iii) will otherwise become a person on the list of Specially Designated Nationals and Blocked Persons or subject to the limitations or prohibitions under any other Office of Foreign Asset Control regulation or executive order.

4.             Dividends, Distributions, Etc. If, prior to the Payment in Full of the Obligations, any Pledgor shall receive any certificate (including, without limitation, any certificate representing a dividend or a distribution in connection with any reclassification, increase or reduction of capital, or issued in connection with any reorganization, merger or consolidation), or any options or rights, whether as an addition to, in substitution for, or in exchange for any of the Pledged Interests or otherwise, such Pledgor agrees, in each case, to accept the same as Pledgee’s agent and to hold the same in trust for Pledgee, and to deliver the same promptly (but in any event within five (5) days) to Pledgee in the exact form received, with the endorsement of such Pledgor when necessary and/or with appropriate undated assignments separate from certificates or stock powers duly executed in blank, to be held by Pledgee subject to the terms hereof, as additional Pledged Collateral. The applicable Pledgor shall promptly deliver to Pledgee (i) a Pledge Addendum with respect to such additional certificates, and (ii) any financing statements or amendments to financing statements as requested by Pledgee. Pledgor hereby authorizes Pledgee to attach each such Pledge Addendum to this Agreement. Except as provided in Section 5(b) below, all sums of money and property so paid or distributed in respect of the Pledged Interests which are received by any Pledgor shall, until paid or delivered to Pledgee, be held by Pledgor in trust as additional Pledged Collateral.

5.             Voting Rights; Dividends; Certificates.

(a)          So long as no Event of Default has occurred and is continuing, Pledgor shall be entitled (subject to the other provisions hereof, including, without limitation, Section 8 below) to exercise its voting and other consensual rights with respect to the Pledged Interests and otherwise exercise the incidents of ownership thereof in any manner not inconsistent with this Agreement, the Credit Agreement and/or any of the other Loan Documents. Pledgor hereby grants to Pledgee or its nominee, an irrevocable proxy to exercise all voting, corporate and limited liability company rights relating to the Pledged Interests in any instance, which proxy shall be effective, at the discretion of Pledgee (as determined, and to be exercised, at the direction of Lender), upon the occurrence and during the continuance of an Event of Default. Upon the request of Pledgee at any time, Pledgor agrees to deliver to Pledgee such further evidence of such irrevocable proxy or such further irrevocable proxies to vote the Pledged Interests as Pledgee may request.

(b)          So long as no Event of Default shall have occurred and be continuing, Pledgor shall be entitled to receive cash dividends or other distributions made in respect of the Pledged Interests, to the extent permitted to be made pursuant to the terms of the Credit Agreement. Upon the occurrence and during the continuance of an Event of Default, in the event that any Pledgor, as record and beneficial owner of the Pledged Interests, shall have received or shall have become entitled to receive, any cash dividends or other distributions in the ordinary course, such Pledgor shall deliver to Pledgee, and Pledgee shall be entitled to receive and retain, for the benefit of Pledgee and the Lender, all such cash or other distributions as additional security for the Obligations.

(c)          Subject to any sale or other disposition by Pledgee of the Pledged Interests, any other Pledged Collateral or other property pursuant to this Agreement, upon the Payment in Full and the termination of this Agreement pursuant to Section 11 hereof, the liens and security interests hereby granted shall automatically terminate and all rights to the Pledged Interests, the other Pledged Collateral and any other property then held as part of the Pledged Collateral in accordance with the provisions of this Agreement shall revert to the applicable Pledgor and the Secured Party, promptly following such termination, will deliver possession of the Pledged Interests, the other Pledged Collateral and any other property then held as part of the Pledged Collateral to the applicable Pledgor or to such other persons or entities as shall be legally entitled thereto.

(d)          Pledgor shall cause all Pledged Interests (other than the Pledged Interests consisting of limited liability company interests) to be certificated at all times while this Agreement is in effect.

6.             Rights of Pledgee. Pledgee shall not be liable for failure to collect or realize upon the Obligations or any collateral security or guaranty therefor, or any part thereof, or for any delay in so doing, nor shall Pledgee be under any obligation to take any action whatsoever with regard thereto. Any or all of the Pledged Interests held by Pledgee hereunder may, if an Event of Default has occurred and is continuing, without notice, be registered in the name of Pledgee or its nominee, and Pledgee or its nominee may thereafter without notice exercise (at the direction of Lender) all voting and corporate rights at any meeting with respect to any Pledge Entity and exercise any and all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to any of the Pledged Interests as if it were the absolute owner thereof, including, without limitation, the right to vote in favor of, and to exchange at its discretion (at the direction of Lender) any and all of the Pledged Interests upon the merger, consolidation, reorganization, recapitalization or other readjustment with respect to any Pledge Entity or upon the exercise by any Pledge Entity, any Pledgor or Pledgee of any right, privilege or option pertaining to any of the Pledged Interests, and in connection therewith, to deposit and deliver any and all of the Pledged Interests with any committee, depository, transfer agent, registrar or other designated agency upon such terms and conditions as Pledgee may reasonably determine, all without liability except to account for property actually received by Pledgee, but Pledgee shall have no duty to exercise any of the aforesaid rights, privileges or options and shall not be responsible for any failure to do so or delay in so doing.

7.             Remedies. Upon the occurrence and during the continuance of an Event of Default, Pledgee may (and, at the direction of Lender, shall) exercise in respect of the Pledged Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party under the Uniform Commercial Code (“UCC”) of the jurisdiction applicable to the affected Pledged Collateral from time to time. Without limiting the foregoing, Pledgee may (and, at the direction of Lender, shall), without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon any Pledgor or any other person or entity (all and each of which demands, advertisements and/or notices are hereby expressly waived), upon the occurrence and during the continuance of an Event of Default forthwith collect, receive, appropriate and realize upon the Pledged Collateral, or any part thereof, and/or may forthwith date and otherwise fill in the blanks on any assignments separate from certificates or stock power or otherwise sell, assign, give an option or options to purchase, contract to sell or otherwise dispose of and deliver said Pledged Collateral, or any part thereof, in one or more portions at one or more public or private sales or dispositions, at any exchange or broker’s board or at any of Pledgee’s offices or elsewhere upon such terms and conditions as Pledgee may deem advisable and at such prices as it may deem best, for any combination of cash and/or securities or other property or on credit or for future delivery without assumption of any credit risk, with the right to Pledgee or Lender (or the designee of either of them) upon any such sale, public or private, to purchase the whole or any part of said Pledged Collateral so sold, free of any right or equity of redemption in Pledgor, which right or equity is hereby expressly waived or released. Pledgee (at the direction of Lender) shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization, sale or disposition, after deducting all costs and expenses of every kind incurred therein or incidental to the safekeeping of any and all of the Pledged Collateral or in any way relating to the rights of Pledgee hereunder, including reasonable attorneys’ fees and legal expenses, to the payment, in whole or in part, of the Obligations, in such order as Pledgee (at the direction of Lender) may elect. Pledgor shall remain liable for any deficiency remaining unpaid after such application. Only after so paying over such net proceeds and after the payment by Pledgee (at the direction of Lender) of any other amount required by any provision of law, including, without limitation, Section 9-608 of the UCC, need Pledgee (at the direction of Lender) account for the surplus, if any, to any Pledgor. Pledgor agrees that Pledgee need not give more than ten (10) days’ notice of the time and place of any public sale or of the time after which a private sale or other intended disposition is to take place and that such notice is reasonable notification of such matters. No notification need be given to any Pledgor if it has signed after default a statement renouncing or modifying any right to notification of sale or other intended disposition. Notwithstanding any provision in any operating agreement or shareholder agreement of any issuer of the Pledged Collateral or the Delaware Limited Liability Company Act or the Business Corporation Law of the State of New York to the contrary, the undersigned constituting all of the members and/or shareholders of each issuer hereby acknowledge that such member and/or shareholder, as applicable, may pledge to the Pledgee all of such member’s and/or shareholder’s right, title and interest in such issuer, and upon foreclosure the successful bidder (which may include the Pledgee or Lender) will be deemed admitted as a member and/or shareholder, as applicable, of such issuer, and will automatically succeed to all of such pledged right, title and interest, including without limitation such members’ and/or shareholder’s limited liability company and equity interests, right to vote and participate in the management and business affairs of the issuer, right to a share of the profits and losses of the issuer and right to receive distributions from the issuer.

8.             No Disposition, Etc. Until the irrevocable Payment in Full of the Obligations, Pledgor agrees that it will not sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Pledged Interests or any other Pledged Collateral, nor will any Pledgor create, incur or permit to exist any pledge, lien, mortgage, hypothecation, security interest, charge, option or any other encumbrance with respect to any of the Pledged Interests or any other Pledged Collateral, or any interest therein, or any proceeds thereof, except for the lien and security interest of Pledgee provided for by this Agreement, the Security Agreement, the other Collateral Documents and Permitted Liens.

9.             Sale of Pledged Interests.

(a)          Pledgor recognizes that Pledgee may be unable to effect a public sale or disposition (including, without limitation, any disposition in connection with a merger of a Pledge Entity) of any or all the Pledged Interests by reason of certain prohibitions contained in the Securities Act, and applicable state securities laws, but may be compelled to resort to one or more private sales or dispositions thereof to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such securities for their own account, for investment and not with a view to the distribution or resale thereof. Pledgor acknowledges and agrees that any such private sale or disposition may result in prices and other terms (including the terms of any securities or other property received in connection therewith) less favorable to the seller than if such sale or disposition were a public sale or disposition and Pledgor agrees that it is not commercially unreasonable for Pledgee to engage in any such private sales or dispositions under such circumstances. Pledgee shall be under no obligation to delay a sale or disposition of any of the Pledged Interests in order to permit any Pledgor or a Pledge Entity to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Pledgor or a Pledge Entity would agree to do so.

(b)          Pledgor further agrees to do or cause to be done all such other acts and things as may be reasonably necessary to make such sales or dispositions of the Pledged Interests valid and binding and in compliance with any and all applicable laws, regulations, orders, writs, injunctions, decrees or awards of any and all courts, arbitrators or governmental instrumentalities, domestic or foreign, having jurisdiction over any such sales or dispositions, all at such Pledgor’s expense; provided that no Pledgor shall have any obligation to register the Pledged Interests as securities under the Securities Act or the applicable state securities laws solely by virtue of this Section 9(b). Pledgor further agrees that a breach of any of the covenants contained in Sections 4, 5(a), 5(b), 8, 9 and 24 will cause irreparable injury to Pledgee and that Pledgee has no adequate remedy at law in respect of such breach and, as a consequence, agrees, without limiting the right of Pledgee to seek and obtain specific performance of other obligations of Pledgor contained in this Agreement, that each and every covenant referenced above shall be specifically enforceable against Pledgor, and Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred and is continuing.

(c)          Pledgor further agrees not to exercise any and all rights of subrogation it may have against a Pledge Entity upon the sale or disposition of all or any portion of the Pledged Collateral by Pledgee pursuant to the terms of this Agreement until the termination of this Agreement in accordance with Section 11 below.

10.          No Waiver; Cumulative Remedies. Pledgee shall not by any act, delay, omission or otherwise be deemed to have waived any of its remedies hereunder, and no waiver by Pledgee shall be valid unless in writing and signed by Pledgee, and then only to the extent therein set forth. A waiver by Pledgee of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which Pledgee would otherwise have on any further occasion. No course of dealing between any Pledgor and Pledgee and no failure to exercise, nor any delay in exercising on the part of Pledgee or the Lender of, any right, power or privilege hereunder or under the other Loan Documents shall impair such right or remedy or operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights or remedies provided by law or in the Credit Agreement.

11.          Termination. This Agreement and the Liens and security interests granted hereunder shall automatically terminate and Pledgee, at Pledgor’s sole cost and expense, shall promptly following such termination return any Pledged Interests or other Pledged Collateral then held by Pledgee in accordance with the provisions of this Agreement to Pledgor upon the Payment in Full of the Obligations and the termination of the Credit Agreement.

12.          Possession of Collateral. Beyond the exercise of reasonable care to assure the safe custody of the Pledged Interests in the physical possession of Pledgee pursuant hereto, neither Pledgee, nor any nominee of Pledgee, shall have any duty or liability to collect any sums due in respect thereof or to protect, preserve or exercise any rights pertaining thereto (including any duty to ascertain or take action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to the Pledged Collateral and any duty to take any necessary steps to preserve rights against any parties with respect to the Pledged Collateral), and shall be relieved of all responsibility for the Pledged Collateral upon surrendering them to any Pledgor. Pledgor assumes the responsibility for being and keeping itself informed of the financial condition of a Pledge Entity and of all other circumstances bearing upon the risk of non-payment of the Obligations, and Pledgee shall have no duty to advise any Pledgor of information known to Pledgee regarding such condition or any such circumstance. Pledgee shall have no duty to inquire into the powers of a Pledge Entity or its officers, directors, managers, members, partners or agents thereof acting or purporting to act on its behalf.

13.          Pledgee Appointed Attorney-In-Fact. Pledgor hereby irrevocably appoints Pledgee as such Pledgor’s attorney-in-fact, with full authority in the place and stead of such Pledgor and in the name of such Pledgor or otherwise, from time to time in Pledgee’s discretion, to take any action and to execute any instrument that Pledgee deems reasonably necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, to receive, endorse and collect all instruments made payable to such Pledgor representing any dividend, interest payment or other distribution in respect of the Pledged Collateral or any part thereof and to give full discharge for the same, when and to the extent permitted by this Agreement; provided that the power of attorney granted hereunder shall only be exercised by Pledgee after the occurrence and during the continuance of an Event of Default.

14.          Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing by registered or certified mail a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof five (5) business days after the mailing thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Notwithstanding the foregoing, Pledgee may enforce its rights and remedies in any other jurisdiction of its choosing, including any jurisdiction applicable to the Pledged Collateral. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

15.          Counterparts. This Agreement may be executed in two or more identical counterparts, all of which together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile, .pdf or similar electronically transmitted signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original signature.

16.          Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

17.          Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

18.          ENTIRE AGREEMENT; AMENDMENTS. THIS AGREEMENT, TOGETHER WITH THE OTHER LOAN DOCUMENTS, SUPERSEDES ALL OTHER PRIOR ORAL OR WRITTEN AGREEMENTS BETWEEN ANY PLEDGOR, PLEDGEE, THEIR AFFILIATES AND PERSONS ACTING ON THEIR BEHALF WITH RESPECT TO THE MATTERS DISCUSSED HEREIN, AND THIS AGREEMENT, TOGETHER WITH THE OTHER LOAN DOCUMENTS AND THE OTHER INSTRUMENTS REFERENCED HEREIN AND THEREIN, CONTAIN THE ENTIRE UNDERSTANDING OF THE PARTIES WITH RESPECT TO THE MATTERS COVERED HEREIN AND THEREIN AND, EXCEPT AS SPECIFICALLY SET FORTH HEREIN OR THEREIN, NEITHER PLEDGEE NOR PLEDGOR MAKES ANY REPRESENTATION, WARRANTY, COVENANT OR UNDERTAKING WITH RESPECT TO SUCH MATTERS. AS OF THE DATE OF THIS AGREEMENT, THERE ARE NO UNWRITTEN AGREEMENT BETWEEN THE PARTIES WITH RESPECT TO THE MATTERS DISCUSSED HEREIN. EXCEPT AS SET FORTH IN SECTION 2(A) HEREOF, NO PROVISION OF THIS AGREEMENT MAY BE AMENDED, MODIFIED OR SUPPLEMENTED OTHER THAN BY AN INSTRUMENT IN WRITING SIGNED BY PLEDGOR AND PLEDGEE.

19.          Notices. All notices, approvals, requests, demands and other communications hereunder shall be delivered or made in the manner set forth in, and shall be effective in accordance with the terms of, the Credit Agreement, in the case of communications to the Agent, directed to the notice address set forth in the Security Agreement.

20.          Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. Pledgor shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of Pledgee. Pledgee may assign its rights hereunder without the consent of Pledgor, in which event such assignee shall be deemed to be Pledgee hereunder with respect to such assigned rights.

21.          No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person or entity.

22.          Survival. All representations, warranties, covenants and agreements of Pledgor and Pledgee shall survive the execution and delivery of this Agreement.

23.          Further Assurances. Pledgor agrees that it will, at any time and from time to time upon the reasonable written request of Pledgee, execute and deliver all assignments separate from certificates or stock powers, financing statements and such further documents and do such further acts and things as Pledgee may reasonably request consistent with the provisions hereof in order to carry out the intent and accomplish the purpose of this Agreement and the consummation of the transactions contemplated hereby.

24.          No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

25.          Pledgee Authorized. Pledgor hereby authorizes Pledgee to file one or more financing or continuation statements and amendments thereto (or similar documents required by any laws of any applicable jurisdiction) relating to all or any part of the Pledged Interests or other Pledged Collateral without the signature of such Pledgor.

26.          Pledgor Acknowledgement. Pledgor acknowledges receipt of an executed copy of this Agreement. Pledgor waives the right to receive any amount that it may now or hereafter be entitled to receive (whether by way of damages, fine, penalty, or otherwise) by reason of the failure of Pledgee to deliver to any Pledgor a copy of any financing statement or any statement issued by any registry that confirms registration of a financing statement relating to this Agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Pledge Agreement to be duly executed and delivered by their duly authorized officers on the date first above written.

PLEDGOR:

ADMA BIOLOGICS, INC.

By:	/s/ Brian Lenz Name: Brian Lenz Title: Vice President

SIGNATURE PAGE TO PLEDGE AGREEMENT

PLEDGEE:

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Agent

By:	/s/ Jennifer K. Anderson Name: Jennifer K. Anderson Title: Assistant Vice President

SIGNATURE PAGE TO PLEDGE AGREEMENT

ACKNOWLEDGEMENT

Notwithstanding anything to the contrary contained in any operating agreement, shareholder agreement, organizational document or business corporation or limited liability company law of the state of formation of any Pledged Entity, each of the undersigned hereby (i) acknowledges receipt of a copy of the foregoing Pledge Agreement, (ii) agrees promptly to note on its books and records the grant of the security interest in the stock or other equity interests of the undersigned as provided in such Pledge Agreement, (iii) acknowledges that any member and/or shareholder of any Pledge Entity may pledge, grant a security interest in, or hypothecate all or a portion of such member’s and/or shareholder’s right, title and interest in such Pledged Entity and upon foreclosure the successful bidder (which may include Agent or its designee) will be deemed admitted as a member and/or shareholder, as applicable, of such Pledged Entity and will automatically succeed to all of such pledged right, title and interest, including, without limitation, such member’s and/or shareholder’s equity interests, right to vote and participate in the management and business affairs of the Pledged Entity, right to a share of the profits and losses of the Pledged Entity and right to receive distributions from the Pledged Entity; (iv) waives any restrictions on the Agent’s ability and/or right to sell any equity interests in such Pledged Equity, (v) consents to the transactions contemplated by the foregoing Pledge Agreement; (vi) waives any and all obligations of the members and/or shareholders of any Pledged Entity to notify such Pledged Entity’s other members and/or shareholders of any of the actions set forth in the foregoing clause “(iii)” (each, a “Transfer”), (vii) waives any and all rights of first refusal in connection with any Transfer and (viii) acknowledges that no stock or membership interest certificate shall require that any restrictive legend be included thereon, including without limitation, any legend restricting the sale, pledge, hypothecation or other transfer of the equity interests evidenced by such certificate.

Dated: October 10, 2017

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Signature page follows.]

PLEDGED ENTITIES:

ADMA PLASMA BIOLOGICS, INC.

By:	/s/ Brian Lenz Name: Brian Lenz Title: Vice President

ADMA BIO CENTERS GEORGIA INC.

By:	/s/ Brian Lenz Name: Brian Lenz Title: Vice President

ADMA BIOMANUFACTURING, LLC

By:	/s/ Brian Lenz Name: Brian Lenz Title: Vice President

SIGNATURE PAGE TO
ACKNOWLEDGMENT TO
PLEDGE AGREEMENT